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                                                               Exhibit 10.10.1


                             SPLIT DOLLAR AGREEMENT

     AGREEMENT made the 25th day of July, 1996, by and between Hampden Savings Bank of the City of Springfield, Commonwealth of Massachusetts (hereinafter called "the Corporation") and Thomas R. Burton of the Town of Suffield, Connecticut (hereinafter called "the Employee").

     WHEREAS, the Employee wants to insure his life, for the benefit and protection of his family, under a policy to be issued by Massachusetts Life Insurance Company; and

     WHEREAS, the Corporation wants to help the Employee provide insurance for the benefit and protection of his family by paying the full amount of the premiums due on the policy on the Employee's life; and

     WHEREAS, the Employee will be the owner of the policy of insurance on his life acquired pursuant to the terms of this Agreement and the policy will be assigned to the Corporation as security for the repayment of the amounts which the Corporation will contribute toward payment of the premiums due on the policy;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

                                   ARTICLE 1

     APPLICATION FOR INSURANCE. The corporation will apply to Massachusetts Mutual Life Insurance Company for a policy on his life in the face amount of $746,278. When the policy is issued, the policy number, face amount and plan of insurance shall be recorded on Schedule A attached hereto and the policy shall then be subject to the terms of this Agreement.

                                   ARTICLE 2

     OWNERSHIP OF INSURANCE. The Employee will be the owner of the policy on the Employee's life acquired pursuant to the terms of this Agreement and he may exercise all the rights of ownership with respect to the policy except as otherwise hereinafter provided.

                                   ARTICLE 3

     ELECTION OF DIVIDEND OPTION

     A. Dividends Applied to Paid Up Additional Insurance. All dividends declared by Massachusetts Mutual Life Insurance Company on the policy on the life of the Employee acquired pursuant to the terms of this Agreement shall be applied to purchase paid up additional insurance on the life of the Employee.

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                                   ARTICLE 4

     PAYMENT OF PREMIUMS ON POLICY

     A. On or before the due date of each annual premium on the policy on the Employee's life acquired pursuant to the terms of this Agreement, the Corporation will pay to the Massachusetts Mutual Life Insurance Company the annual premium for the policy.

                                   ARTICLE 5

     EMPLOYEE'S OBLIGATION TO CORPORATION. The Employee shall be obligated to repay to the Corporation the amount which the Corporation pays to the Employee under Article 4:A of this Agreement. This obligation of the Employee to the Corporation shall be payable as provided in Article 8 and Article 10 of this Agreement.

                                   ARTICLE 6

     ASSIGNMENT OR TERMINATION OF POLICY

     A. The Employee will collaterally assign the policy on his life, acquired pursuant to the terms of this Agreement, to the Corporation as security for the repayment of the amounts which the Corporation will pay to the Employee under
Article 4:A of this Agreement. This collateral assignment will not be altered or changed without the consent of the Corporation.

                                   ARTICLE 7

     B. While this Agreement is in force and in effect, the Employee will neither sell, borrow, surrender nor otherwise terminate or impair in any way the policy on his life, acquired pursuant to the terms of this Agreement, without the Corporation's consent.

                                   ARTICLE 8

     DEATH CLAIMS

     A. If the Employee dies prior to Retirement, the Corporation shall be entitled to receive a portion of the death benefits provided under the policy on the Employee's life acquired pursuant to the terms of this Agreement. This amount shall be the excess of death proceeds payable over $450,000 or the amount of its contributions, pursuant to Article 4:A of this Agreement, toward payment of the premiums due on the policy, whichever is greater. The receipt of this amount by the Corporation shall constitute satisfaction of the Employee's obligation under Article 5 of this Agreement.

     B. If the Employee dies prior to Retirement, the beneficiary or beneficiaries named by the Employee shall be entitled to receive the balance of the remaining proceeds after payment of the amount to the Corporation outlined in paragraph A. of this Article 8.

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                                   ARTICLE 9

     TERMINATION OF AGREEMENT. This Agreement shall terminate on the occurrence of any of the following events:

          (a)    cessation of the Corporate business;

          (b)    written notice given by either party to the other;

          (c)    termination of the employment of the Employee;

          (d)    bankruptcy, receivership or dissolution of the Corporation;

          (e) repayment in full by the Employee of the contributions made by the Corporation under Article 4 of this Agreement toward payments of the premiums due on the policy on the Employee's life acquired pursuant to the terms of this Agreement, provided that upon the receipt of such repayment the Corporation releases the collateral assignment of the policy made by the Employee pursuant to Article 6 of this Agreement.

                                   ARTICLE 10

     DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT. If this Agreement is terminated under paragraph (a), (b), (c), (d), or (e) of Article 9 of this Agreement, the Employee shall have thirty days in which to pay the Corporation the amount which it has contributed toward payment of the premiums due on the policy on the Employee's life acquired pursuant to the terms of this Agreement. Upon receipt of this amount which the Corporation shall release the collateral assignment of the policy. If the Employee does not repay the amount which the Corporation has contributed within this thirty day period, the Corporation may enforce any rights which it has under the collateral assignment of the policy.

                                   ARTICLE 11

     INSURANCE COMPANY NOT A PARTY. The Massachusetts Mutual Life Insurance Company

          (a) shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible for its validity;

          (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the policy on the life of the employee pursuant to the terms of this Agreement.

          (c) shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.

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                                   ARTICLE 12

     AMENDMENT OF AGREEMENT. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Employee. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to this Agreement.

                                   ARTICLE 13

     STATE LAW. This Agreement shall be subject to and shall be construed under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement at _______________, Commonwealth of Massachusetts.


                                                 (Employee)
                                                 /S/ THOMAS R. BURTON
                                                 ------------------------

Corporate Seal                                   (Company)
                                                 HAMPDEN SAVINGS BANK
                                                 ------------------------
Attest:                                          By: /S/ ROBERT A. MASSEY
                                                 ------------------------
                                                    (Treasurer)

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